UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 6, 2018

Virtual Crypto Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-15746	68-0080601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Ha’amal Street, Tel Aviv, Israel	4809174
(Address of principal executive offices’)	(Zip Code)

Registrant’s Telephone Number, including area code: +972 3-600-3375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On July 6, 2018 (the “Effective Date”), Virtual Crypto Technologies, Inc. (the “Registrant”) dismissed its independent registered public accounting firm, Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited (“Deloitte”). The change of independent registered public accounting firms was made in an effort to reduce the Registrant’s costs and not due to any disagreements with Deloitte. The decision to dismiss Deloitte was recommended and approved by the Registrant’s Board of Directors, effective as of the Effective Date.

Deloitte issued an auditor’s report on the Registrant’s financial statements for each of the last two fiscal years ended December 31, 2017 and 2016 and did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained explanatory paragraphs in respect to uncertainty as to the Registrant’s ability to continue as a going concern. During the years ended December 31, 2017 and 2016 and subsequent interim period through the Effective Date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in their reports on the Registrant’s financial statements, (ii) no reportable events (as defined in Item 304(a)(l)(v) of Regulation S-K).

The Registrant provided Deloitte with a copy of the disclosures contained in this Current Report on Form 8-K (this “Form 8-K”) and requested in writing that Deloitte furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the statements made herein. Deloitte provided a letter, dated July 10, 2018, which letter is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

Effective as of the Effective Date, the Board of Directors of the Registrant approved the appointment of Halperin Ilanit, CPA, with offices located in Tel Aviv, Israel (“Halperin”), as the Registrant’s new independent registered public accounting firm for the fiscal year ending December 31, 2018.

During the two most recent fiscal years ended December 31, 2017 and 2016 and any subsequent interim period through the Effective Date, neither the Registrant nor anyone on its behalf consulted with Halperin regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on its financial statements by Halperin, and neither a written report or oral advice was provided to the Registrant by Halperin that Halperin concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K) between the Registrant and its former independent registered public accounting firm, Deloitte.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit. No.	Description
16.1	Letter of Brightman Almagor Zohar & Co., Member of Deloitte Touche Tohmatsu Limited, dated July 10, 2018 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtual Crypto Technologies, Inc.

	By:	/s/ Alon Dayan
	Name:	Alon Dayan
Date: July 10, 2018	Title:	Chief Executive Officer